Exhibit 99.1
HANMI FINANCIAL CORPORATION REPORTS
RECORD NET INCOME OF $58.2 MILLION FOR 2005
EARNINGS PER SHARE INCREASE 39.3 PERCENT TO $1.17
     LOS ANGELES — January 26, 2006 — Hanmi Financial Corporation (NASDAQ:HAFC), the holding company for Hanmi Bank, today reported record net income for the year ended December 31, 2005 of $58.2 million, an increase of 58.7 percent compared to 2004 net income of $36.7 million. Earnings per share were $1.17 (diluted), compared to $0.84 (diluted) in 2004.
     For the three months ended December 31, 2005, net income was $14.9 million, an increase of 27.3 percent compared to net income of $11.7 million in the same period of 2004. Earnings per share were $0.30 (diluted), compared to $0.23 (diluted) in the same period of 2004.
     “2005 as a whole marked what was by far the most successful year in Hanmi’s history,” said Sung Won Sohn, Ph.D., President and Chief Executive Officer. “Total assets were a record $3.41 billion, compared to $3.10 billion a year ago, and net income for the year was a record $58.2 million, compared to $36.7 million in 2004. The year is young, but current indications are that 2006 will be another record year for the Company.”
     “The fourth quarter reflects a continuation of pricing pressures, in both loans and deposits, that we cited in our discussion of third-quarter results,” added Dr. Sohn. “Although strong, fourth-quarter 2005 loan originations were largely offset by a larger-than-anticipated volume of payoffs on existing loans as customers sought lower pricing at competing banks. And the increase in our cost of funds exceeded the increase in yield on the loan portfolio, with a commensurate effect on net margin.”
     “But with recent changes in our management structure designed to promote stronger growth in loan originations among our branches, and with the implementation of changes in our compensation plans designed to encourage the accumulation of less costly deposits, we face the first quarter of 2006, and the year as a whole, with considerable optimism.”
FULL-YEAR HIGHLIGHTS
•	Net interest income before provision for credit losses for 2005 increased 34.6 percent to $137.0 million from $101.7 million for 2004.

•	The provision for credit losses was $5.4 million for 2005, compared to $2.9 million for 2004.

•	Non-interest income was $32.2 million for 2005, compared to $27.4 million for 2004.

•	Return on average assets for 2005 was 1.79 percent, compared to 1.37 percent for 2004.

•	Return on average shareholders’ equity for 2005 was 13.94 percent, compared to 12.51 percent for 2004.

•	Return on average tangible shareholders’ equity for 2005 was 29.33 percent, compared to 25.62 percent for 2004.

•	Net interest margin for 2005 increased to 4.77 percent from 4.26 percent for 2004.

•	The efficiency ratio for 2005 improved to 41.16 percent compared to 51.54 percent for 2004.

FOURTH QUARTER HIGHLIGHTS
•	Net interest income before provision for credit losses was $35.9 million in the fourth quarter of 2005, compared to $35.1 million for the third quarter of 2005 and $31.0 million for the same quarter in 2004.

•	The provision for credit losses was $1.7 million in the fourth quarter of 2005, compared to $3.2 million for the third quarter of 2005 and $1.2 million for the same quarter of 2004.

•	Non-interest income was $8.3 million in the fourth quarter of 2005, compared to $9.2 million for the third quarter of 2005 and $8.3 million for the same quarter in 2004.

•	Return on average assets for the fourth quarter of 2005 was 1.72 percent, compared to 1.80 percent for the third quarter of 2005 and 1.50 percent for the same quarter in 2004.

•	Return on average shareholders’ equity for the fourth quarter of 2005 was 13.94 percent, compared to 13.89 percent for the third quarter of 2005 and 11.80 percent for the same quarter in 2004.

•	Return on average tangible shareholders’ equity for the fourth quarter of 2005 was 28.74 percent, compared to 28.45 percent for the third quarter of 2005 and 26.91 percent for the same quarter in 2004.

•	Net interest margin for the fourth quarter of 2005 was 4.68 percent, compared to 4.78 percent for the third quarter of 2005 and 4.52 percent for the same quarter in 2004.

•	Total assets increased to $3.41 billion at December 31, 2005 from $3.37 billion at September 30, 2005 and $3.10 billion at December 31, 2004.

•	The loan portfolio increased by $10.1 million, or 0.4 percent, during the fourth quarter of 2005 to $2.47 billion from $2.46 billion at September 30, 2005. The loan portfolio totaled $2.23 billion at December 31, 2004.

•	Deposits grew by $79.3 million, or 2.9 percent, during the fourth quarter of 2005 to $2.83 billion from $2.75 billion at September 30, 2005. Deposits totaled $2.53 billion at December 31, 2004.

•	Borrowings decreased from $86.9 million at September 30, 2005 to $46.3 million at December 31, 2005.

•	The efficiency ratio for the fourth quarter of 2005 was 41.93 percent compared to 38.34 percent for the third quarter of 2005 and 49.51 percent for the same quarter in 2004.
NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES
     Net interest income before provision for credit losses was $35.9 million for the fourth quarter of 2005, an increase of $747 thousand, or 2.1 percent, compared to $35.1 million in the third quarter of 2005, and an increase of $4.8 million, or 15.6 percent, compared to $31.0 million for the same quarter in 2004.
     The sequential increase in net interest income was primarily due to an increase in average interest-earning assets, which increased by $125.6 million, or 4.3 percent, over the third quarter of 2005 and provided an additional $4.4 million of interest income compared with the third quarter of 2005. The majority of this growth was funded by a $167.5 million, or 6.3 percent, increase in average deposits.
     The yield on the loan portfolio increased 38 basis points sequentially to 8.04 percent for the fourth quarter of 2005, while the yield on investment securities increased 20 basis points to 4.22 percent as a result of decreased premium amortization and the purchase of higher yielding agency bonds. The yield on interest-earning assets increased 28 basis points to 7.36 percent, while the Company’s cost of funds increased 44 basis points to 3.66 percent as a result of a strategic decision to match rates on time certificates of deposit offered to our customers by competitors.

     The year-over-year increase in net interest income was primarily due to an increase in average interest-earning assets, which increased by $308.3 million, or 11.3 percent, over the same quarter in 2004 and provided an additional $14.6 million of interest income compared with the same quarter in 2004. The majority of this growth was funded by a $355.2 million, or 14.4 percent, increase in average deposits.
PROVISION FOR CREDIT LOSSES
     The provision for credit losses represents the charge against current earnings that is determined by management, through a disciplined credit review process, to be the amount needed to maintain an allowance that is sufficient to absorb probable loan losses inherent in the Company’s loan portfolio. The provision for credit losses was $1.7 million in the fourth quarter of 2005, compared with $3.2 million in the third quarter of 2005 and $1.2 million in the same quarter of 2004. In the fourth quarter of 2005, net charge-offs were $1.1 million, compared to $595 thousand in the third quarter of 2005 and $605 thousand in the same quarter of 2004. The decrease in provision for credit losses reflects lower loss severity associated with the $2.2 million increase in non-performing loans in the fourth quarter of 2005 compared to the loss severity levels associated with the $1.8 million increase in non-performing loans in the third quarter of 2005.
     As of December 31, 2005, non-performing loans as a percentage of the total loan portfolio was 0.41 percent, compared to 0.32 percent at September 30, 2005 and 0.27 percent at December 31, 2004. As of December 31, 2005, the allowance for loan losses was 246.4 percent of non-performing loans, compared to 310.7 percent at September 30, 2005 and 377.5 percent at December 31, 2004.
NON-INTEREST INCOME
     Non-interest income decreased by $888 thousand, or 9.7 percent, to $8.3 million in the fourth quarter of 2005, compared with $9.2 million in the third quarter of 2005 and increased by $48 thousand, or 0.6 percent, compared to $8.3 million in the fourth quarter of 2004. Gain on sales of loans was $945 thousand in the fourth quarter of 2005, compared to $1.7 million for the third quarter of 2005 and $1.3 million for the same quarter in 2004.
NON-INTEREST EXPENSES
     Non-interest expenses increased by $1.5 million, or 9.0 percent, to $18.5 million in the fourth quarter of 2005, compared with $17.0 million for the third quarter of 2005. Salaries and employee benefits increased 8.9 percent to $10.0 million in the fourth quarter of 2005, compared with $9.2 million for the third quarter of 2005, and professional fees increased 95.7 percent to $769 thousand, compared with $393 thousand for the third quarter of 2005, due to increased regulatory compliance consulting fees.
     Non-interest expenses decreased by $926 thousand, or 4.8 percent, to $18.5 million in the fourth quarter of 2005, compared with $19.5 million for the same quarter in 2004. Salaries and employee benefits decreased 4.7 percent to $10.0 million in the fourth quarter of 2005, compared with $10.5 million (which included non-recurring severance expense) for the same quarter in 2004.
     The efficiency ratio (non-interest expenses divided by the sum of net interest income before provision for credit losses and non-interest income) for the fourth quarter of 2005 was 41.93 percent, compared to 38.34 percent in the third quarter of 2005 and 49.51 percent for the same quarter in 2004.
INCOME TAXES
     The provision for income taxes was $9.1 million at a 38.0 percent effective tax rate for the fourth quarter of 2005, compared to $9.2 million at a 38.1 percent effective tax rate for the third quarter of 2005 and $7.0 million at a 37.4 percent effective tax rate for the same quarter in 2004.

FINANCIAL POSITION
     Total assets were $3.41 billion at December 31, 2005, an increase of $45.9 million, or 1.4 percent, compared to the September 30, 2005 balance of $3.37 billion, and an increase of $310.1 million, or 10.0 percent, compared to the December 31, 2004 balance of $3.10 billion.
     At December 31, 2005, net loans totaled $2.47 billion, an increase of $10.1 million, or 0.4 percent, from $2.46 billion at September 30, 2005. Real estate loans increased by $7.1 million to $974.2 million at December 31, 2005, compared to $967.0 million at September 30, 2005. Commercial loans grew by $2.8 million to $1.43 billion at December 31, 2005, compared to $1.43 billion at September 30, 2005. Gross loan production increased 32.2 percent over the prior year. However, aggressive pricing on the part of competitors drove increased payoffs, limiting loan portfolio growth to 10.5 percent following the sale of SBA loans with a principal balance of $50.6 million.
     The growth in total assets was funded by increases in customer deposits of $79.3 million, up 2.9 percent to $2.83 billion at December 31, 2005, compared to $2.75 billion at September 30, 2005. These rising balances included increases in time deposits of $100 thousand or more of $72.0 million, up 6.6 percent to $1.16 billion, other time deposits of $19.5 million, up 7.6 percent to $277.8 million, and money market checking accounts, up 3.8 percent to $526.2 million, partially offset by decreases in noninterest-bearing accounts of $25.8 million, down 3.4 percent to $738.6 million, and savings accounts of $5.8 million, down 4.5 percent to $121.6 million.
     The Company’s borrowings mostly take the form of advances from the Federal Home Loan Bank of San Francisco (“FHLB”). Advances from the FHLB were $43.5 million at December 31, 2005, compared to $68.6 million at September 30, 2005 and $66.4 million at December 31, 2004.
ASSET QUALITY
     Total non-performing assets, including accruing loans 90 days or more past due, non-accrual loans and other real estate owned (“OREO”) assets, increased by $2.2 million to $10.1 million at December 31, 2005 from $7.9 million at September 30, 2005. Non-performing loans as a percentage of gross loans increased to 0.41 percent at December 31, 2005 from 0.32 percent at September 30, 2005.
     At December 31, 2005, accruing loans 90 days or more past due were $9 thousand, down $261 thousand from $270 thousand at September 30, 2005. At December 31, 2005, non-accrual loans were $10.1 million, up $2.5 million from $7.6 million at September 30, 2005. The increase reflects increased delinquent loans, which totaled $21.2 million at December 31, 2005, compared to $17.9 million at September 30, 2005, an increase of $3.3 million. There were no OREO assets at December 31, 2005 or September 30, 2005.
     At December 31, 2005, the allowance for loan losses was $25.0 million, and represented management’s best estimate of the amount needed to maintain an allowance that management believes should be sufficient to absorb probable loan losses inherent in its loan portfolio in conformity with generally accepted accounting principles. In addition, the Company maintained a liability for off-balance sheet exposure totaling $2.1 million at December 31, 2005. The allowance for loan losses represented 1.00 percent of gross loans and 246.4 percent of non-performing loans at December 31, 2005. The comparable ratios were 0.99 percent of gross loans and 310.7 percent of non-performing loans at September 30, 2005.
ABOUT HANMI FINANCIAL CORPORATION
     Headquartered in Los Angeles, Hanmi Bank, a wholly owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 22 full-service offices in Los Angeles, Orange, San Francisco, Santa Clara and San Diego counties. Hanmi Bank specializes in commercial, SBA, trade finance and consumer lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmifinancial.com.

FORWARD-LOOKING STATEMENTS
     This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: the Company’s or Bank’s inability to satisfy the requirements of any supervisory letters, agreements or understandings with their regulators, or inability to address any of the deficiencies described therein; further supervisory or enforcement actions of the Bank’s or Company’s regulators; general economic and business conditions in those areas in which the Company operates; demographic changes; competition for loans and deposits; fluctuations in interest rates; risks of natural disasters related to the Company’s real estate portfolio; risks associated with SBA loans; changes in governmental regulation; credit quality; the availability of capital to fund the expansion of the Company’s business; and changes in securities markets. In addition, Hanmi sets forth certain risks in its reports filed with the Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which could cause actual results to differ from those projected. These forward-looking statements should not be relied on as representing our view as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.
CONTACT

Hanmi Financial Corporation

Michael J. Winiarski	Stephanie Yoon
Chief Financial Officer	Investor Relations
(213) 368-3200	(213) 427-5631

HANMI FINANCIAL CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in Thousands)

	December 31,	September 30,	%	December 31,	%
	2005	2005	Change	2004	Change
ASSETS
Cash and Cash Equivalents	$163,477	$174,233	(6.2)%	$127,164	28.6%
FRB and FHLB Stock	24,587	24,251	1.4%	21,961	12.0%
Investment Securities	443,912	398,274	11.5%	418,973	6.0%
Loans:
Loans, Net of Deferred Loan Fees	2,494,043	2,483,471	0.4%	2,257,544	10.5%
Allowance for Loan Losses	(24,963)	(24,523)	1.8%	(22,702)	10.0%

Net Loans	2,469,080	2,458,948	0.4%	2,234,842	10.5%

Customers’ Liability on Acceptances	8,432	9,360	(9.9)%	4,579	84.1%
Premises and Equipment, Net	20,784	20,426	1.8%	19,691	5.6%
Accrued Interest Receivable	14,120	12,157	16.1%	10,029	40.8%
Deferred Income Taxes	9,651	8,159	18.3%	5,009	92.7%
Servicing Asset	3,910	3,716	5.2%	3,846	1.7%
Goodwill	209,058	209,058	—	209,643	(0.3)%
Core Deposit Intangible	8,691	9,336	(6.9)%	11,476	(24.3)%
Bank-Owned Life Insurance	22,713	22,498	1.0%	21,868	3.9%
Other Assets	15,837	17,972	(11.9)%	15,107	4.8%

Total Assets	$3,414,252	$3,368,388	1.4%	$3,104,188	10.0%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-Bearing	$738,618	$764,380	(3.4)%	$729,583	1.2%
Interest-Bearing	2,087,496	1,982,390	5.3%	1,799,224	16.0%

Total Deposits	2,826,114	2,746,770	2.9%	2,528,807	11.8%
Accrued Interest Payable	11,911	9,010	32.2%	7,100	67.8%
Acceptances Outstanding	8,432	9,360	(9.9)%	4,579	84.1%
Other Borrowed Funds	46,331	86,931	(46.7)%	69,293	(33.1)%
Junior Subordinated Debentures	82,406	82,406	—	82,406	—
Other Liabilities	12,281	17,905	(31.4)%	12,093	1.6%

Total Liabilities	2,987,475	2,952,382	1.2%	2,704,278	10.5%
Shareholders’ Equity	426,777	416,006	2.6%	399,910	6.7%

Total Liabilities and Shareholders’ Equity	$3,414,252	$3,368,388	1.4%	$3,104,188	10.0%

HANMI FINANCIAL CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	For the Three Months Ended
	Dec. 31,	Sept. 30,	%	Dec. 31,	%
	2005	2005	Change	2004	Change
INTEREST INCOME:
Interest and Fees on Loans	$50,581	$47,454	6.6%	$37,149	36.2%
Interest on Investments	4,848	4,277	13.4%	4,478	8.3%
Interest on Federal Funds Sold	910	221	311.8%	83	996.4%

Total Interest Income	56,339	51,952	8.4%	41,710	35.1%

INTEREST EXPENSE:
Interest on Deposits	18,381	14,655	25.4%	8,743	110.2%
Interest on Borrowings	2,090	2,176	(4.0)%	1,944	7.5%

Total Interest Expense	20,471	16,831	21.6%	10,687	91.6%

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	35,868	35,121	2.1%	31,023	15.6%
Provision for Credit Losses	1,652	3,157	(47.7)%	1,157	42.8%

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	34,216	31,964	7.0%	29,866	14.6%

NON-INTEREST INCOME:
Service Charges on Deposit Accounts	4,125	4,059	1.6%	4,053	1.8%
Trade Finance Fees	1,126	1,162	(3.1)%	956	17.8%
Remittance Fees	577	527	9.5%	504	14.5%
Other Service Charges and Fees	548	680	(19.4)%	391	40.2%
Bank-Owned Life Insurance Income	215	215	—	218	(1.4)%
Increase in Fair Value of Derivatives	140	176	(20.5)%	213	(34.3)%
Other Income	636	648	(1.9)%	576	10.4%
Gain on Sales of Loans	945	1,712	(44.8)%	1,343	(29.6)%
Gain on Sales of Securities Available for Sale	—	21	(100.0)%	10	(100.0)%

Total Non-Interest Income	8,312	9,200	(9.7)%	8,264	0.6%

NON-INTEREST EXPENSES:
Salaries and Employee Benefits	9,972	9,155	8.9%	10,461	(4.7)%
Occupancy and Equipment	2,397	2,179	10.0%	2,282	5.0%
Data Processing	1,181	1,253	(5.7)%	1,214	(2.7)%
Supplies and Communications	689	559	23.3%	474	45.4%
Professional Fees	769	393	95.7%	585	31.5%
Advertising and Promotion	930	726	28.1%	948	(1.9)%
Amortization of Core Deposit Intangible	645	694	(7.1)%	687	(6.1)%
Decrease in Fair Value of Embedded Option	—	173	—	—	—
Other Operating Expenses	1,942	1,859	4.5%	2,800	(30.6)%

Total Non-Interest Expenses	18,525	16,991	9.0%	19,451	(4.8)%

INCOME BEFORE PROVISION FOR INCOME TAXES	24,003	24,173	(0.7)%	18,679	28.5%
Provision for Income Taxes	9,113	9,204	(1.0)%	6,979	30.6%

NET INCOME	$14,890	$14,969	(0.5)%	$11,700	27.3%

EARNINGS PER SHARE:
Basic	$0.31	$0.30	3.3%	$0.24	29.2%
Diluted	$0.30	$0.30	—	$0.23	30.4%
WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	48,548,081	49,144,508	(1.2)%	49,170,938	(1.3)%
Diluted	49,318,671	49,914,432	(1.2)%	50,377,919	(2.1)%
SHARES OUTSTANDING AT PERIOD-END	48,658,798	48,606,245	0.1%	49,330,704	(1.4)%

HANMI FINANCIAL CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	For the Year Ended December 31,
			%
	2005	2004	Change

INTEREST INCOME:
Interest and Fees on Loans	$179,011	$116,811	53.2%
Interest on Investments	18,507	17,372	6.5%
Interest on Federal Funds Sold	1,589	183	768.3%

Total Interest Income	199,107	134,366	48.2%

INTEREST EXPENSE:
Interest on Deposits	54,192	26,268	106.3%
Interest on Borrowings	7,919	6,349	24.7%

Total Interest Expense	62,111	32,617	90.4%

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	136,996	101,749	34.6%
Provision for Credit Losses	5,395	2,907	85.6%

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	131,601	98,842	33.1%

NON-INTEREST INCOME:
Service Charges on Deposit Accounts	15,782	14,441	9.3%
Trade Finance Fees	4,269	4,044	5.6%
Remittance Fees	2,122	1,653	28.4%
Other Service Charges and Fees	2,496	1,486	68.0%
Bank-Owned Life Insurance Income	845	731	15.6%
Increase in Fair Value of Derivatives	1,105	232	376.3%
Other Income	2,459	1,681	46.3%
Gain on Sales of Loans	3,021	2,997	0.8%
Gain on Sales of Securities Available for Sale	117	134	(12.7)%

Total Non-Interest Income	32,216	27,399	17.6%

NON-INTEREST EXPENSES:
Salaries and Employee Benefits	36,839	33,540	9.8%
Occupancy and Equipment	8,978	8,098	10.9%
Data Processing	4,844	4,540	6.7%
Supplies and Communications	2,556	2,433	5.1%
Professional Fees	2,201	2,068	6.4%
Advertising and Promotion	2,913	3,001	(2.9)%
Amortization of Core Deposit Intangible	2,785	1,872	48.8%
Decrease in Fair Value of Embedded Option	748	—	—
Other Operating Expenses	7,778	8,961	(13.2)%
Merger-Related Expenses	(509)	2,053	(124.8)%

Total Non-Interest Expenses	69,133	66,566	3.9%

INCOME BEFORE PROVISION FOR INCOME TAXES	94,684	59,675	58.7%
Provision for Income Taxes	36,455	22,975	58.7%

NET INCOME	$58,229	$36,700	58.7%

EARNINGS PER SHARE:
Basic	$1.18	$0.87	35.6%
Diluted	$1.17	$0.84	39.3%
WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	49,174,885	42,268,964	16.3%
Diluted	49,942,356	43,517,257	14.8%
SHARES OUTSTANDING AT PERIOD-END	48,658,798	49,330,704	(1.4)%

HANMI FINANCIAL CORPORATION AND SUBSIDIARY
SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in Thousands)

	For the Three Months Ended					For the Year Ended
	Dec. 31,	Sept. 30,	%	Dec. 31,	%	Dec. 31,	Dec. 31,	%
	2005	2005	Change	2004	Change	2005	2004	Change

AVERAGE BALANCES:
Average Gross Loans, Net of Deferred Loan Fees	$2,495,309	$2,456,033	1.6%	$2,269,170	10.0%	$2,382,230	$1,933,761	23.2%
Average Interest-Earning Assets	3,038,836	2,913,198	4.3%	2,730,506	11.3%	2,871,564	2,387,412	20.3%
Average Total Assets	3,429,114	3,299,551	3.9%	3,105,266	10.4%	3,249,190	2,670,701	21.7%
Average Deposits	2,818,099	2,650,581	6.3%	2,462,909	14.4%	2,632,254	2,129,724	23.6%
Average Interest-Bearing Liabilities	2,218,902	2,075,091	6.9%	1,950,290	13.8%	2,046,227	1,687,688	21.2%
Average Shareholders’ Equity	423,702	427,535	(0.9)%	394,488	7.4%	417,813	293,313	42.4%
Average Tangible Shareholders’ Equity	205,576	208,729	(1.5)%	172,988	18.8%	198,527	143,262	38.6%

PERFORMANCE RATIOS: (Annualized)
Return on Average Assets	1.72%	1.80%		1.50%		1.79%	1.37%
Return on Average Shareholders’ Equity	13.94%	13.89%		11.80%		13.94%	12.51%
Return on Average Tangible Shareholders’ Equity	28.74%	28.45%		26.91%		29.33%	25.62%
Efficiency Ratio *	41.93%	38.34%		49.51%		41.16%	51.54%
Net Interest Margin	4.68%	4.78%		4.52%		4.77%	4.26%

ALLOWANCE FOR LOAN LOSSES:
Balance at the Beginning of Period	$24,523	$22,049	11.2%	$22,150	10.7%	$22,702	$13,349	70.1%
Acquired in PUB Acquisition	—	—	—	—	—	—	10,566	(100.0)%
Provision Charged to Operating Expense	1,546	3,069	(49.6)%	1,157	33.6%	5,065	2,492	103.3%
Charge-Offs, Net of Recoveries	(1,106)	(595)	85.9%	(605)	82.8%	(2,804)	(3,705)	(24.3)%

Balance at the End of Period	$24,963	$24,523	1.8%	$22,702	10.0%	$24,963	$22,702	10.0%

Allowance for Loan Losses to Total Gross Loans	1.00%	0.99%		1.00%		1.00%	1.00%
Allowance for Loan Losses to Total Non-Performing Loans	246.4%	310.7%		377.5%		246.4%	377.5%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS:
Balance at the Beginning of Period	$2,024	$1,936	4.5%	$1,800	12.4%	$1,800	$1,385	30.0%
Provision Charged to Operating Expense	106	88	20.5%	—	—	330	415	(20.5)%

Balance at the End of Period	$2,130	$2,024	5.2%	$1,800	18.3%	$2,130	$1,800	18.3%

*	Excluding reversal of merger-related expenses totaling $509,000 for the year ended December 31, 2005.

HANMI FINANCIAL CORPORATION AND SUBSIDIARY
SELECTED FINANCIAL DATA (UNAUDITED)    (Continued)
(Dollars in Thousands)

	Dec. 31,	Sept. 30,	%	Dec. 31,	%
	2005	2005	Change	2004	Change

NON-PERFORMING ASSETS:
Non-Accrual Loans	$10,122	$7,622	32.8%	$5,806	74.3%
Loans 90 Days or More Past Due and Still Accruing	9	270	(96.7)%	208	(95.7)%

Total Non-Performing Loans	10,131	7,892	28.4%	6,014	68.5%
Real Estate Owned	—	—	—	—	—

Total Non-Performing Assets	$10,131	$7,892	28.4%	$6,014	68.5%

Total Non-Performing Loans/Total Gross Loans	0.41%	0.32%		0.27%
Total Non-Performing Assets/Total Assets	0.30%	0.23%		0.19%

LOAN PORTFOLIO:
Real Estate Loans	$974,172	$967,025	0.7%	$956,846	1.8%
Commercial and Industrial Loans	1,431,492	1,428,708	0.2%	1,218,269	17.5%
Consumer Loans	92,154	91,799	0.4%	87,526	5.3%

Total Gross Loans	2,497,818	2,487,532	0.4%	2,262,641	10.4%
Deferred Loan Fees, Net	(3,775)	(4,061)	(7.0)%	(5,097)	(25.9)%
Allowance for Loan Losses	(24,963)	(24,523)	1.8%	(22,702)	10.0%

Loans Receivable, Net	$2,469,080	$2,458,948	0.4%	$2,234,842	10.5%

LOAN MIX:
Real Estate Loans	39.00%	38.87%		42.29%
Commercial and Industrial Loans	57.31%	57.43%		53.84%
Consumer Loans	3.69%	3.70%		3.87%

Total Gross Loans	100.00%	100.00%		100.00%

DEPOSIT PORTFOLIO:
Demand — Noninterest-Bearing	$738,618	$764,380	(3.4)%	$729,583	1.2%
Money Market	526,171	506,843	3.8%	613,662	(14.3)%
Savings	121,574	127,349	(4.5)%	153,862	(21.0)%
Time Deposits of $100,000 or More	1,161,950	1,089,917	6.6%	756,580	53.6%
Other Time Deposits	277,801	258,281	7.6%	275,120	1.0%

Total Deposits	$2,826,114	$2,746,770	2.9%	$2,528,807	11.8%

DEPOSIT MIX:
Demand — Noninterest-Bearing	26.14%	27.83%		28.85%
Money Market	18.62%	18.45%		24.27%
Savings	4.30%	4.64%		6.08%
Time Deposits of $100,000 or More	41.11%	39.68%		29.92%
Other Time Deposits	9.83%	9.40%		10.88%

Total Deposits	100.00%	100.00%		100.00%